PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Vice President of Global Communications (831) 458-7537

Plantronics Announces Fourth Quarter & Fiscal Year 2015 Financial Results

SANTA CRUZ, CA - April 27, 2015 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter fiscal year 2015 results. Highlights of the fourth quarter include the following (comparisons are against the fourth quarter of fiscal year 2014):

•	Net revenues were $200.8 million compared with $209.1 million

•	GAAP gross margin was 54.4% compared with 53.1%

◦	Non-GAAP gross margin was 54.7% compared with 53.5%

•	GAAP operating income was $32.9 million compared with $35.5 million

◦	Non-GAAP operating income was $40.4 million compared with $41.7 million

•	GAAP diluted earnings per share (“EPS”) was $0.61 compared with $0.65

◦	Non-GAAP diluted EPS was $0.72 compared with $0.74

Q4 Fiscal Year 2015 GAAP Results

	Q4 2015		Q4 2014		Change (%)
Net revenues	$200.8	million	$209.1	million	(4.0)%
Operating income	$32.9	million	$35.5	million	(7.3)%
Operating margin	16.4%		17.0%
Diluted EPS	$0.61		$0.65		(6.2)%

Q4 Fiscal Year 2015 Non-GAAP Results

	Q4 2015		Q4 2014		Change (%)
Operating income	$40.4	million	$41.7	million	(3.1)%
Operating margin	20.1%		20.0%
Diluted EPS	$0.72		$0.74		(2.7)%

Fiscal Year 2015 GAAP Results

	2015		2014		Change (%)
Net revenues	865.0	million	$818.6	million	5.7%
Operating income	149.1	million	$140.1	million	6.4%
Operating margin	17.2%		17.1%
Diluted EPS	2.63		$2.59		1.5%

Fiscal Year 2015 Non-GAAP Results

	2015		2014		Change (%)
Operating income	$177.9	million	$166.1	million	7.1%
Operating margin	20.6%		20.3%
Diluted EPS	$3.04		$2.85		6.7%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Our fourth quarter revenue results disappointed due primarily to currency headwinds, a decline in the consumer mono Bluetooth market, and a delayed new product introduction,” stated Ken Kannappan, President & CEO. “On an annual basis, we achieved solid revenue growth with even better profitability growth. We continue to execute well on our strategy and are maintaining product leadership and innovation in all of our major product categories. We continue to believe in the fundamentals of the Company and that our market position remains strong.”

“Our hedging program, along with a lower quarterly share count and lower tax rate mitigated the currency impact to the quarter,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We generated approximately $54 million in cash flow from operations in the fourth quarter of fiscal year 2015 and approximately $154 million for the full fiscal year. We drew $34.5 million on our line of credit to partially fund the purchase of 1.6 million shares of our common stock for $85 million during the quarter. We grew our cash, cash equivalents and short and long term investments position to approximately $482 million.

Enterprise net revenues decreased 1% to $148.7 million in the fourth quarter of fiscal year 2015 compared with $150.5 million in the fourth quarter of fiscal year 2014 driven by a decline in Core enterprise revenue and unfavorable currency rates. Net revenues from UC products, a subset of Enterprise, grew by 5% to $45.8 million in the fourth quarter of fiscal year 2015 compared with $43.6 million in the fourth quarter of fiscal year 2014.

Consumer net revenues were $52.1 million in the fourth quarter of fiscal year 2015, down from $58.6 million in the fourth quarter of fiscal year 2014, due to several factors, including a decline in the mono Bluetooth market and the bankruptcy of a large U.S. retailer.

Dividend Announcement
We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on June 10, 2015 to all shareholders of record as of the close of business on May 20, 2015.

Business Outlook
The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the first quarter of fiscal year 2016:

•	Net revenues of $202 million to $212 million;

•	GAAP operating income of $26 million to $31 million;

•	Non-GAAP operating income of $34 million to $39 million, excluding the impact of $8 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 40 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.48 to $0.57;

•	Non-GAAP diluted EPS of $0.62 to $0.71; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.14 per diluted share.
Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.
Conference Call Scheduled to Discuss Financial Results
We have scheduled a conference call to discuss fourth quarter fiscal year 2015 results. The conference call will take place today, April 27, 2015, at 6:00 AM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #13097180 will be available until May 27, 2015 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our belief in our fundamentals and market positions; (ii) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal year 2016, including net revenues, operating income and diluted EPS; (iv) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the first quarter of fiscal year 2016; and (v) our estimate of weighted average shares outstanding for the first quarter of fiscal year 2016, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2014, and other filings with the Securities and Exchange Commission, as well as our recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net revenues	$200,762	$209,070	$865,010	$818,607
Cost of revenues	91,596	98,015	403,391	391,979
Gross profit	109,166	111,055	461,619	426,628
Gross profit %	54.4%	53.1%	53.4%	52.1%

Research, development and engineering	22,347	22,453	91,627	84,781
Selling, general and administrative	54,813	53,105	229,569	201,176
Gain from litigation settlements	(846)	—	(8,662)	—
Restructuring and other related charges		—	—	547
Total operating expenses	76,314	75,558	312,534	286,504
Operating income	32,852	35,497	149,085	140,124
Operating income %	16.4%	17.0%	17.2%	17.1%

Interest and other income (expense), net	(2,151)	956	(3,834)	1,015
Income before income taxes	30,701	36,453	145,251	141,139
Income tax expense	4,877	8,510	32,950	28,722
Net income	$25,824	$27,943	$112,301	$112,417

% of net revenues	12.9%	13.4%	13.0%	13.7%

Earnings per common share:
Basic	$0.62	$0.67	$2.69	$2.65
Diluted	$0.61	$0.65	$2.63	$2.59

Shares used in computing earnings per common share:
Basic	41,606	41,866	41,723	42,452
Diluted	42,482	42,697	42,643	43,364

Effective tax rate	15.9%	23.3%	22.7%	20.4%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2015	2014
ASSETS
Cash and cash equivalents	$276,850	$232,704
Short-term investments	97,859	102,717
Total cash, cash equivalents and short-term investments	374,709	335,421
Accounts receivable, net	136,581	138,301
Inventory, net	56,676	57,132
Deferred tax assets	6,564	11,776
Other current assets	28,124	13,657
Total current assets	602,654	556,287
Long-term investments	107,590	100,342
Property, plant and equipment, net	139,413	134,402
Goodwill and purchased intangibles, net	16,077	16,165
Other assets	10,308	4,619
Total assets	$876,042	$811,815
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,781	$30,756
Accrued liabilities	62,041	66,851
Total current liabilities	94,822	97,607
Long-term income taxes payable	12,984	12,719
Revolving line of credit	34,500	—
Other long-term liabilities	6,339	2,825
Total liabilities	148,645	113,151
Stockholders' equity	727,397	698,664
Total liabilities and stockholders' equity	$876,042	$811,815

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net Income	$25,824	$27,943	$112,301	$112,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,736	3,895	18,711	15,566
Stock-based compensation	7,472	6,184	28,594	23,180
Excess tax benefit from stock-based compensation	(532)	(225)	(3,520)	(4,659)
Deferred income taxes	(2,634)	(6,343)	(980)	(5,813)
Provision for excess and obsolete inventories	(61)	(281)	931	4,138
Other operating activities	(1,672)	638	(1,188)	1,983
Changes in assets and liabilities:
Accounts receivable, net	22,751	(4,597)	4,272	(11,136)
Inventory, net	1,048	9,175	128	6,040
Current and other assets	(688)	529	(5,368)	1,355
Accounts payable	(2,457)	4,028	(62)	(6,311)
Accrued liabilities	(2,964)	(1,806)	500	(418)
Income taxes	3,239	10,229	119	5,149
Cash provided by operating activities	54,062	49,369	154,438	141,491

Cash flows from investing activities
Proceeds from sale of investments	23,565	12,732	96,129	102,414
Proceeds from maturities of investments	18,255	42,745	120,430	137,955
Purchase of investments	(43,256)	(65,519)	(216,013)	(247,355)
Acquisitions, net of cash acquired	—	—	(150)	—
Capital expenditures	(2,748)	(13,328)	(21,962)	(50,985)
Cash used for investing activities	(4,184)	(23,370)	(21,566)	(57,971)

Cash flows from financing activities
Repurchase of common stock	(85,496)	(28,900)	(112,939)	(85,654)
Employees' tax withheld and paid for restricted stock and restricted stock units	(305)	(208)	(7,611)	(6,222)
Proceeds from issuances under stock-based compensation plans	5,221	4,456	23,042	24,055
Proceeds from revolving line of credit	34,500	—	34,500	—
Repayments of revolving line of credit	—	—	—	—
Payment of cash dividends	(6,434)	(4,267)	(25,730)	(17,372)
Excess tax benefit from stock-based compensation	532	225	3,520	4,659
Cash used for financing activities	(51,982)	(28,694)	(85,218)	(80,534)

Effect of exchange rate changes on cash and cash equivalents	(1,396)	(135)	(3,508)	942
Net increase (decrease) in cash and cash equivalents	(3,500)	(2,830)	44,146	3,928
Cash and cash equivalents at beginning of period	280,350	235,534	232,704	228,776
Cash and cash equivalents at end of period	$276,850	$232,704	$276,850	$232,704

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
GAAP Gross profit	$109,166	$111,055	$461,619	$426,628
Stock-based compensation	695	695	2,583	2,554
Accelerated depreciation	—	—	—	261
Lease termination charges	—	—	—	1,388
Non-GAAP Gross profit	$109,861	$111,750	$464,202	$430,831
Non-GAAP Gross profit %	54.7%	53.5%	53.7%	52.6%

GAAP Research, development and engineering	$22,347	$22,453	$91,627	$84,781
Stock-based compensation	(2,119)	(1,696)	(8,053)	(6,404)
Accelerated depreciation	—	—	—	(200)
Lease termination charges	—	—	—	(21)
Purchase accounting amortization	(63)	(50)	(238)	(200)
Non-GAAP Research, development and engineering	$20,165	$20,707	$83,336	$77,956

GAAP Selling, general and administrative	$54,813	$53,105	$229,569	$201,176
Stock-based compensation	(4,655)	(3,794)	(17,955)	(14,222)
Lease termination charges	—	—	—	(45)
Purchase accounting amortization	—	—	—	(106)
Non-GAAP Selling, general and administrative	$50,158	$49,311	$211,614	$186,803

GAAP Operating expenses	$76,314	$75,558	$312,534	$286,504
Stock-based compensation	(6,774)	(5,490)	(26,008)	(20,626)
Accelerated depreciation	—	—	—	(200)
Lease termination charges	—	—	—	(66)
Purchase accounting amortization	(63)	(50)	(238)	(306)
Restructuring and other related charges	—	—	—	(547)
Non-GAAP Operating expenses	$69,477	$70,018	$286,288	$264,759

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2015		2014		2015		2014
GAAP Operating income	$32,852		$35,497		$149,085		$140,124
Stock-based compensation	7,469		6,185		28,591		23,180
Accelerated depreciation	—		—		—		461
Lease termination charges	—		—		—		1,454
Purchase accounting amortization	63		50		238		306
Restructuring and other related charges	—		—		—		547
Non-GAAP Operating income	$40,384		$41,732		$177,914		$166,072

GAAP Net income	$25,824		$27,943		$112,301		$112,417
Stock-based compensation	7,469		6,185		28,591		23,180
Accelerated depreciation	—		—		—		461
Lease termination charges	—		—		—		1,454
Purchase accounting amortization	63		50		238		306
Restructuring and other related charges	—		—		—		547
Income tax effect of above items	(2,252)		(1,738)		(8,506)		(7,498)
Income tax effect of unusual tax items	(489)	(1)	(650)	(2)	(2,864)	(3)	(7,432)	(4)
Non-GAAP Net income	$30,615		$31,790		$129,760		$123,435

GAAP Diluted earnings per common share	$0.61		$0.65		$2.63		$2.59
Stock-based compensation	0.17		0.14		0.67		0.53
Accelerated depreciation	—		—		—		0.01
Lease termination charges	—		—		—		0.03
Restructuring and other related charges	—		—		—		0.02
Income tax effect	(0.06)		(0.05)		(0.26)		(0.33)
Non-GAAP Diluted earnings per common share	$0.72		$0.74		$3.04		$2.85

Shares used in diluted earnings per common share calculation	42,482		42,697		42,643		43,364

(1)	Excluded amount represents tax benefits from the release of tax reserves and tax credit adjustments.
(2)	Excluded amount represents tax benefits from release of tax reserves.
(3)	Excluded amount represents tax benefits from release of tax reserves, tax credit adjustments, and the impact of tax law changes.
(4)	Excluded amount represents tax benefits from release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215	Q315	Q415
GAAP Gross profit	$105,632	$99,614	$110,327	$111,055	$114,710	$117,827	119,916	109,166
Stock-based compensation	535	638	686	695	535	668	685	695
Accelerated depreciation	220	41	—	—	—	—	—	—
Lease termination charges	262	1,126	—	—	—	—	—	—
Non-GAAP Gross profit	$106,649	$101,419	$111,013	$111,750	$115,245	$118,495	120,601	109,861
Non-GAAP Gross profit %	52.6%	52.3%	52.2%	53.5%	53.2%	54.9%	52.0%	54.7%

GAAP Operating expenses	$69,683	$68,778	$72,485	$75,558	$76,949	$79,969	79,302	76,314
Stock-based compensation	(4,452)	(5,327)	(5,357)	(5,490)	(5,770)	(6,719)	(6,745)	(6,774)
Accelerated depreciation	(151)	(49)	—	—	—	—	—	—
Lease termination charges	—	(66)	—	—	—	—	—	—
Purchase accounting amortization	(121)	(85)	(50)	(50)	(50)	(61)	(64)	(63)
Restructuring and other related charges	(723)	176	—	—	—	—	—	—
Non-GAAP Operating expenses	$64,236	$63,427	$67,078	$70,018	$71,129	$73,189	72,493	69,477

GAAP Operating income	$35,949	$30,836	$37,842	$35,497	$37,761	$37,858	40,614	32,852
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430	7,469
Accelerated depreciation	371	90	—	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64	63
Restructuring and other related charges	723	(176)	—	—	—	—	—	—
Non-GAAP Operating income	$42,413	$37,992	$43,935	$41,732	$44,116	$45,306	48,108	40,384
Non-GAAP Operating income %	20.9%	19.6%	20.7%	20.0%	20.4%	21.0%	20.8%	20.1%

GAAP Income before income taxes	$35,463	$31,195	$38,028	$36,453	$38,781	$37,173	38,596	30,701
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430	7,469
Accelerated depreciation	371	90	—	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64	63
Restructuring and other related charges	723	(176)	—	—	—	—	—	—
Non-GAAP Income before income taxes	$41,927	$38,351	$44,121	$42,688	$45,136	$44,621	46,090	38,233

GAAP Income tax expense	$8,510	$8,057	$3,645	$8,510	$10,109	$9,752	8,212	4,877
Income tax effect of above items	1,889	2,072	1,799	1,738	1,800	2,250	2,204	2,252
Income tax effect of unusual tax items	935	226	5,621	650	273	74	2,028	489
Non-GAAP Income tax expense	$11,334	$10,355	$11,065	$10,898	$12,182	$12,076	12,444	7,618
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.0%	25.1%	25.5%	27.0%	27.1%	27.0%	19.9%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215	Q315	Q415
GAAP Net income	$26,953	$23,138	$34,383	$27,943	$28,672	$27,421	$30,384	$25,824
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430	7,469
Accelerated depreciation	371	90	—	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64	63
Restructuring and other related charges	723	(176)	—	—	—	—	—	—
Income tax effect of above items	(1,889)	(2,072)	(1,799)	(1,738)	(1,800)	(2,250)	(2,204)	(2,252)
Income tax effect of unusual tax items	(935)	(226)	(5,621)	(650)	(273)	(74)	(2,028)	(489)
Non-GAAP Net income	$30,593	$27,996	$33,056	$31,790	$32,954	$32,545	$33,646	$30,615

GAAP Diluted earnings per common share	$0.62	$0.53	$0.80	$0.65	$0.68	$0.65	$0.71	$0.61
Stock-based compensation	0.11	0.14	0.14	0.14	0.15	0.17	0.18	0.17
Accelerated depreciation	0.01	—	—	—	—	—	—	—
Lease termination charges	0.01	0.02	—	—	—	—	—	—
Restructuring and other related charges	0.02	—	—	—	—	—	—	—
Income tax effect	(0.07)	(0.05)	(0.18)	(0.05)	(0.05)	(0.05)	(0.10)	(0.06)
Non-GAAP Diluted earnings per common share	$0.70	$0.64	$0.76	$0.74	$0.78	$0.77	$0.79	$0.72

Shares used in diluted earnings per common share calculation	43,650	43,597	43,228	42,697	42,466	42,505	42,700	42,482

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$151,183	$139,945	$146,636	$150,501	$152,353	$156,680	$161,591	$148,660
Consumer	51,635	54,035	66,103	58,569	64,309	59,125	70,190	52,102
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805	$231,781	$200,762
Net revenues by geographic area from unaffiliated customers:
Domestic	$121,318	$115,795	$113,042	$125,123	$124,467	$123,697	$123,092	$116,351
International	81,500	78,185	99,697	83,947	92,195	92,108	108,689	84,411
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805	$231,781	$200,762

Balance Sheet accounts and metrics:
Accounts receivable, net	$120,903	$123,748	$133,379	$138,301	$150,765	$140,427	$157,322	$136,581
Days sales outstanding (DSO)	54	57	56	60	63	59	61	61
Inventory, net	$65,314	$69,150	$66,569	$57,132	$60,968	$63,551	$57,724	$56,676
Inventory turns	6.0	5.5	6.2	6.9	6.7	6.2	7.8	6.5